MONTHLY COLLATERAL CERTIFICATEHOLDERS’ STATEMENT	Exhibit 20.2
TARGET NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 2005-1

Pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (as may be amended, from time to time, the “Agreement”), as supplemented by the Series 2005-1 Supplement (as amended and Supplemented, the “Series Supplement”), each among Target National Bank, as Servicer, Target Receivables Corporation, as Transferor, and Wells Fargo Bank, National Association, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

	Monthly Period:	November, 2006
	Distribution Date:	December 26, 2006
	No. of Days in Period:	28

A.	ORIGINAL DEAL PARAMETERS

(a)	Class A Note Initial Principal Balance	$900,000,000.00	78.00%
(b)	Subordinated Interest Initial Principal Balance	253,846,154.00	22.00%
(c)	Total Initial Invested Amount	$1,153,846,154.00

(d)	Class A Interest Rate	5.38000%
(e)	Subordinated Interest Rate	0.00000%

(f)	Servicing Fee Rate	2.00%
(g)	Discount Percentage	0.00%

I.	RECEIVABLES IN THE TRUST

(a)	Beginning of the Period Principal Receivables	$5,931,168,372.37
(b)	Beginning of the Period Finance Charge Receivables	159,126,023.64
(c)	Beginning of the Period Discounted Receivables	-
(d)	Beginning of the Period Total Receivables (a + b + c)	$6,090,294,396.01

(e)	Removed Principal Receivables	$-
(f)	Removed Finance Charge Receivables	-
(g)	Removed Total Receivables (e + f)	$-

(h)	Supplemental Principal Receivables	$-
(i)	Supplemental Finance Charge Receivables	-
(j)	Supplemental Total Receivables (h + i)	$-

(k)	End of Period Principal Receivables	$6,081,693,722.48
(l)	End of Period Finance Charge Receivables	159,258,764.04
(m)	End of Period Discounted Receivables	-
(n)	End of Period Total Receivables (k + l + m)	$6,240,952,486.52

MONTHLY COLLATERAL CERTIFICATEHOLDERS’ STATEMENT	Exhibit 20.2
TARGET NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 2005-1

II.	INVESTED AMOUNTS AND ALLOCATION PERCENTAGES

(a)	Initial Invested Amount	$1,153,846,154.00

(b)	Invested Amount	$1,153,846,154.00
(c)	Class A Notes Outstanding	900,000,000.00
(d)	Subordinated Amount (b - c = not less than zero)	$253,846,154.00

(e)	Adjusted Invested Amount	$1,153,846,154.00

(f)	Floating Allocation Percentage	19.45%

(g)	Principal Allocation Percentage	19.45%

(h)	Servicing Fee	$1,923,076.92
(i)	Investor Defaulted Amount (f * (IV.(m)))	$5,977,684.33

III.	TRANSFEROR’S INTEREST, RETAINED INTEREST, SPECIAL FUNDING
	ACCOUNT AND PRINCIPAL FUNDING ACCOUNT

(a)	Transferor’s Amount (end of month)	$3,165,188,053.03
(b)	Required Retained Transferor Amount (end of month)	$121,633,874.45
(c)	Required Principal Balance (end of month)	$2,916,505,669.45
(d)	Funds on deposit in Special Funding Account (end of month)	$-
(e)	Principal on deposit in Principal Funding Account (beginning of month)	$-
(f)	Principal on deposit in Principal Funding Account (end of month)	$-

MONTHLY COLLATERAL CERTIFICATEHOLDERS’ STATEMENT	Exhibit 20.2
TARGET NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 2005-1

IV.	PERFORMANCE SUMMARY

	COLLECTIONS:
(a)	Collections of Principal Receivables	$792,881,981.11
(b)	Collections of Finance Charge Receivables (from cardholder payments)	108,757,755.79
(c)	Collections of Finance Charge Receivables (from merchant fees,	10,630,651.58
	deferred billing fees, collection account interest, interchange fees)
(d)	Collections of Discount Option Receivables	0.00
(e)	Total Finance Charge Collections (b + c + d)	$119,388,407.37
(f)	Total Collections (a + e)	$912,270,388.48

	DELINQUENCIES AND LOSSES:
(g)	2 missed payments	$121,709,485
(h)	3 missed payments	78,237,752
(i)	4 or more missed payments	160,404,872

(j)	Total delinquencies (g + h + i)	$360,352,109

(k)	Gross Charge-Offs during the month	$37,360,826.20
(l)	Recoveries during the month	$6,633,460.93
(m)	Net Charge-Offs during the month (k - l)	$30,727,365.27

V.	NON-U.S. ACCOUNTS

(a)	Non-US Accounts at end of month	73,633
(b)	as a percentage of total (a / c)	0.29%

(c)	Total number of Accounts in Trust (at end of month)	25,510,383

MONTHLY COLLATERAL CERTIFICATEHOLDERS’ STATEMENT	Exhibit 20.2
TARGET NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 2005-1

VI.	AVAILABLE SERIES 2005-1 FINANCE CHARGE COLLECTIONS AND APPLICATION OF FUNDS

(a)	Floating Allocation Percentage of Total Finance Charge Collections	$23,225,753.52
(b)	Investment earnings on Principal Funding Account	-
(c)	Investment earnings in Reserve Account deposited in the Collection Account	-
(d)	Excess Transforer Finance Charge Collections applied to cover Principal	-
	Funding Investment Shortfalls
(e)	Reserve Draw Amount	$-
(f)	Available Series 2005-1 Finance Charge Collections (a + b + c + d + e)	$23,225,753.52

(i)	Class A Monthly Interest and Class A Carryover Interest	3,900,500.00

(ii)	Monthly Servicing Fee	1,923,076.92

(iii)	Investor Defaulted Amount (II.i)	5,977,684.33

(iv)	Reimbursement of Investor Charge-Offs	-

(v)	Subordinated Monthly Interest	-

(vi)	Reserve Account	-

(vii)	Additional Amounts	-

(x)	Excess Finance Charge Collections	$11,424,492.27
	(f-i-ii-iii-iv-v-vi-vii)

MONTHLY COLLATERAL CERTIFICATEHOLDERS’ STATEMENT	Exhibit 20.2
TARGET NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 2005-1

VII.	YIELD and BASE RATE

Base Rate

(a)	Base Rate (current month)	6.20%
(b)	Base Rate (prior month)	6.20%
(c)	Base Rate (2 months ago)	6.20%

(d)	3 Month Average Base Rate	6.20%

Portfolio Yield

(e)	Portfolio Yield (current month)	19.66%
(f)	Portfolio Yield (prior month)	22.36%
(g)	Portfolio Yield (2 months ago)	21.84%

(h)	3 Month Average Portfolio Yield	21.29%

VIII.	PORTFOLIO PERFORMANCE RATES

(a)	Net Charge-Offs (annualized % of Principal Receivables at beginning of	6.22%
	period)
(b)	Monthly Payment Rate (% of Total Receivables at beginning of period	15.86%
	(adjusted for number of days in period))
(c)	Trust Portfolio Yield (annualized)	25.88%
(d)	Portfolio Yield (3 month average (annualized))	21.29%
(e)	Base Rate (3 month average)	6.20%
(f)	Excess Finance Charge Collections % (d - e)	15.09%

MONTHLY COLLATERAL CERTIFICATEHOLDERS’ STATEMENT	Exhibit 20.2
TARGET NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 2005-1

IX.	PRINCIPAL COLLECTIONS

(a)	Series 2005-1 Principal	$-

(b)	Reallocated Principal Collections	$-
(c)	Shared Principal Collections allocable from other Series and Participation	$-

(d)	Shared Transforer Principal Collections	$-

X.	INVESTOR CHARGE-OFFS

INVESTOR CHARGE-OFFS
(a)	Investor Charge-Offs	$-
(b)	Class A Investor Charge-Offs per $1,000 original certificate principal amount	$-
(c)	Total amount reimbursed in respect of Investor Charge-Offs	$-
(d)	The amount, if any, by which the outstanding principal balance of the Class	$-
A Notes exceeds the Invested Amount after giving effect to all transactions on such Distribution Date.

XI.	AMORTIZATION

(a)	Accumulation Period Length (months)	12
(b)	Class A Controlled Accumulation Amount	$75,000,000.00
(c)	Class A Deficit Controlled Accumulation Amount	$-
(d)	Total Principal on deposit in Principal Funding Account for the benefit of	$-
Collateral Certificateholders (end of month)

TARGET NATIONAL BANK,
as servicer

By: /s/ Terrence J. Scully
Name: Terrence J. Scully
Title: Chairman and President